Exhibit 99.1

Control4 Reports Continued, Strong Financial Results for the First Quarter of 2017

Connected-Home Momentum and Continued Operational Focus Drive Financial Results

SALT LAKE CITY — May 4, 2017 4:05 PM EST — Control4 Corporation (NASDAQ: CTRL), a leading global provider of smart-home and networking solutions, today announced financial results for its first quarter ended March 31, 2017.

Revenue for the first quarter of 2017 was $50.2 million, compared to revenue of $43.0 million for the first quarter of 2016, representing year-over-year growth of 16.7%. On February 27, 2017, Control4 acquired Triad Holdings, Inc. (“Triad”) for a purchase price of $9.6 million. Excluding post-acquisition Triad product sales of $1.0 million, year-over-year first quarter revenue growth was 14.3%.

Net income for the first quarter of 2017 was $0.8 million, or $0.03 per diluted share, compared to net income in the first quarter of 2016 of $6.6 million, or $0.28 per diluted share. Net income in Q1 of 2017 and 2016, respectively, included a tax benefit of $2.4 million and $9.8 million, which related to the acquisitions of Triad and Pakedge, respectively.

Non-GAAP net income for the first quarter of 2017 was $3.0 million, or $0.12 per diluted share, compared to non-GAAP net income in the first quarter of 2016 of $1.0 million, or $0.04 per diluted share. A reconciliation of GAAP to non-GAAP financial information is contained in the attached tables.

Unrestricted cash and net investments decreased by $6.6 million to $55.3 million as of March 31, 2017, compared to $61.9 million as of December 31, 2016. The decrease reflects the net $7.9 million paid to acquire Triad, $2.1 million paid in taxes to net-issue vested restricted stock units, and $1.8 million used to repurchase Control4 shares under the Company’s previously announced stock repurchase program, all of which was offset by $3.5 million received from the exercise of stock options as well as free cash flow generation (defined as proceeds from operations less purchases of property and equipment) of $1.5 million.

“We’ve started 2017 with strong business performance, and we continue to see clear opportunities for our products, dealers, and partners to deliver more fantastic connected-experiences to homeowners, families, and businesses,” said Martin Plaehn, chairman and chief executive officer of Control4. “We’re excited about the addition of Triad to our global team and our audio solution portfolio, as well as their future contributions to our expanding business. We continue to execute on our strategies to enhance and deliver our industry-leading solutions and to strengthen our channel presence around the world.”

Commenting on the company’s financial results, Mark Novakovich, chief financial officer of Control4, added: “We delivered strong revenue and net income performance to start the year. We intend to continue driving revenue growth and increase operating leverage within our strategic initiatives to deliver on our commitment to enhance long-term shareholder value.”

Control4 Announces First Quarter Financial Results

Q2 and Full-Year 2017 Guidance

Control4 expects revenue in the second quarter of 2017 to be between $59.5 and $61.5 million, which includes expected revenue of approximately $2.5 million from recently-acquired Triad. Control4 expects non-GAAP net income for the second quarter of 2017 to be between $5.6 and $6.7 million, or, based on an expected 26.2 million weighted average shares outstanding (diluted), between $0.21 and $0.25 per diluted share. Control4 expects revenue for the full year 2017 to be between $239.5 and $243.5 million. Control4 expects non-GAAP net income to be between $24 and $26 million, or, based on an expected 26.4 million weighted average shares outstanding (diluted), between $0.92 and $0.99 per diluted share.

Control4 does not provide forward guidance on GAAP net income because certain non-GAAP adjustments are inherently difficult to forecast, whereas others relate to the amortization or expensing of items tied to historical events. For the second quarter of 2017, we expect non-GAAP adjustments for stock compensation expense and amortization of intangible assets to be between $2.8 and $3.1 million, and between $1.2 and $1.4 million, respectively.

Additional Financial and Operational Metrics

Revenue ($ mm)	1Q 2017	4Q 2016	1Q 2016

North America Core Revenue	39.2	44.3	33.9
International Core Revenue	10.5	11.9	8.5
Other Revenue(1)	0.5	1.2	0.6
Total Revenue	50.2	57.4	43.0

(1) Primarily consists of hospitality revenue as well as the sale and installation of specialty display products

	1Q 2017	4Q 2016	1Q 2016
Dealer Adds(2)
North America	103	96	99
International	68	47	44
Total Dealer Adds	171	143	143

Active Dealers(2), (3)
North America	2,959	2,913	2,794
International	1,090	1,050	840
Total Active Dealers	4,049	3,963	3,634

Total Dealers(2)
North America	3,039	2,994	2,818
International	1,199	1,147	933
Total Dealers	4,238	4,141	3,751

Controller Shipments	21,341	29,332	24,133

(2) Figures only include dealers authorized to sell the full Control4 line of products, and exclude approximately 900 active dealers currently authorized to sell only Pakedge-branded products and approximately 200 active dealers currently authorized to sell only Triad-branded products.

(3) We define an active, authorized dealer (“active dealer”) as one that has placed an order with us in the trailing 12-month period.

Conference Call

On May 4, 2017, Control4 Corporation (NASDAQ: CTRL) will host an investor conference call and will webcast the event beginning at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). To access the conference call, dial 719-325-4799 or 877-591-4953 (toll free) and enter passcode 5889442.

The webcast and replay will be accessible on Control4’s investor relations website at http://investor.control4.com/.  A replay of the conference call will be available within two hours of the conclusion of the conference call through May 18, 2017.  To access the replay, please dial 719-457-0820 or 888-203-1112 and enter passcode 5889442.

About Control4 Corporation:

Control4 [NASDAQ: CTRL] is a leading global provider of automation and networking systems for homes and businesses, offering personalized control of lighting, music, video, temperature, security, communications and similar functionalities into a unified home automation and networking solution that enhances the daily lives of its customers. Control4 unlocks the potential of connected devices, making networks more robust, entertainment systems easier to use, homes more comfortable and energy efficient, and families more secure. Today, homes and businesses increasingly need automation horsepower and a high-performance network to manage the growing number of connected devices. The Control4 platform interoperates with approximately 10,600 third-party consumer electronics products, ensuring an ever-expanding ecosystem of devices will work together. Control4 is now available in over 90 countries. Leveraging a distribution channel that includes over 5,500 custom integrators, retailers, and distributors authorized to sell the full-line of Control4 products, Pakedge branded networking solutions and Triad Speakers, Control4 is delivering intelligent solutions for consumers, major consumer electronics companies, hotels, and businesses around the world.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Control4’s financial outlook, its future financial performance on both a GAAP and non-GAAP basis, future operating margins, and growth prospects. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Control4’s control. Control4’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Control4’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission, as well as other documents that may be filed by the company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Control4’s views as of the date of this press release. The company anticipates that subsequent events and developments may cause its views to change. Control4 has no intention and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing Control4’s views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Control4’s stated results include certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross margin percentage, non-GAAP income (loss) from operations, non-GAAP operating income percentage, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. Non-GAAP gross margin excludes non-cash expenses related to stock-based compensation, amortization of intangible assets, and acquisition-related costs. We further exclude expenses related to litigation settlements from non-GAAP income from operations and non-GAAP net income.

Management believes that it is useful to exclude stock-based compensation expense because the amount of such expense in any specific period may not directly correlate to the underlying performance of the business operations.

The company has recently completed acquisitions that resulted in operating expenses that would not have otherwise been incurred. Management has provided supplementary non-GAAP financial measures, which exclude acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward-looking guidance and the financial results of less acquisitive peer companies. Management considers these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of the company’s control. Furthermore, the company does not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from the non-GAAP measures, management is better able to evaluate the ability to utilize its existing assets and estimate the long-term value that acquired assets will generate. The company believes that providing a supplemental non-GAAP measure which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs are included in the following categories: (i) professional service fees, recorded in operating expenses, which include third-party costs related to the acquisition, and legal and other professional service fees associated with diligence, entity formation and corporate structuring, disputes and regulatory matters related to acquired entities; (ii) transition and integration costs, recorded in operating expenses, which include retention payments, transitional employee costs, earn-out payments treated as compensation expense, as well as the costs of integration-related services provided by third parties; and (iii) acquisition-related adjustments which include adjustments to acquisition-related items such as being required to record acquired inventory at its fair value, resulting in a step-up in the inventory value, and having to reverse part of our valuation allowance in order to offset the deferred tax liability that was recorded based on differences between the book and  tax  basis  of  assets acquired and liabilities assumed. The step-up in inventory is recorded through cost of goods sold when the inventory is sold, resulting in a negative impact to our gross margin. Although these expenses are not recurring with respect to past acquisitions, the company will generally incur these expenses in connection with any future acquisitions.

The company excludes the amortization of acquired intangible assets from non-GAAP measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired. Although the company excludes amortization of acquired intangible assets from non-GAAP measures, management believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Furthermore, we believe it is useful to exclude expenses related to litigation settlements because of the variable and unpredictable nature of these expenses which are not indicative of past or future operating performance. We believe that past and future periods are more comparable if we exclude those expenses.

Management believes these adjustments provide useful comparative information to investors. Non-GAAP results are presented for supplemental informational purposes only for understanding the operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies. The non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Management urges investors to review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the business.

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$28,215	$34,813
Restricted cash	252	247
Short-term investments	23,988	22,970
Accounts receivable, net	22,978	24,727
Inventories	28,413	26,231
Prepaid expenses and other current assets	3,433	3,662
Total current assets	107,279	112,650
Property and equipment, net	6,924	6,463
Long-term investments	3,104	4,008
Intangible assets, net	28,325	23,120
Goodwill	22,192	16,809
Other assets	2,462	2,008
Total assets	$170,286	$165,058
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,317	$17,010
Accrued liabilities	7,277	8,912
Current portion of deferred revenue	1,604	1,553
Total current liabilities	27,198	27,475
Other long-term liabilities	2,147	701
Total liabilities	29,345	28,176
Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $0.0001 par value; 500,000,000 shares authorized; 24,339,298 and 23,729,780 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	223,474	220,370
Accumulated deficit	(82,116)	(82,626)
Accumulated other comprehensive loss	(419)	(864)
Total stockholders’ equity	140,941	136,882
Total liabilities and stockholders’ equity	$170,286	$165,058

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)
Revenue	$50,235	$43,035
Cost of revenue	25,059	22,549
Gross margin	25,176	20,486
Operating expenses:
Research and development	9,844	8,479
Sales and marketing	11,447	10,135
General and administrative	5,717	4,813
Litigation settlement	—	400
Total operating expenses	27,008	23,827
Income (loss) from operations	(1,832)	(3,341)
Other income (expense), net:
Interest, net	38	5
Other income (expense), net	(144)	(95)
Total other income (expense), net	(106)	(90)
Income (loss) before income taxes	(1,938)	(3,431)
Income tax benefit	(2,781)	(10,070)
Net income	$843	$6,639
Net income per common share:
Basic	$0.04	$0.28
Diluted	$0.03	$0.28
Weighted-average number of shares:
Basic	24,005	23,335
Diluted	25,657	23,986

Stock-based compensation included in the condensed consolidated statement of operations data:

	Three Months Ended
	March 31,
	2017	2016
Cost of revenue	$58	$43
Research and development	1,129	814
Sales and marketing	1,064	509
General and administrative	1,003	457
Total stock-based compensation expense	$3,254	$1,823

CONTROL4 CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2017	2016
	(unaudited)
Operating activities
Net income	$843	$6,639
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	929	767
Amortization of intangible assets	1,230	934
Provision for doubtful accounts	137	119
Investment premium amortization	—	130
Stock-based compensation	3,254	1,823
Tax benefit from business acquisition	(2,415)	(9,824)
Changes in assets and liabilities:
Accounts receivable	2,199	1,576
Inventories	(928)	(6,497)
Restricted cash	(2)	—
Prepaid expenses and other current assets	345	(1,175)
Other assets	(380)	(137)
Accounts payable	(136)	2,383
Accrued liabilities	(2,662)	(523)
Deferred revenue	49	202
Other long-term liabilities	5	(18)
Net cash provided by (used in) operating activities	2,468	(3,601)
Investing activities
Purchases of available-for-sale investments	(14,678)	—
Proceeds from maturities of available-for-sale investments	14,560	20,362
Purchases of property and equipment	(922)	(432)
Business acquisitions, net of cash acquired	(7,917)	(32,155)
Net cash used in investing activities	(8,957)	(12,225)
Financing activities
Proceeds from exercise of options for common stock	3,535	116
Payments for taxes related to net share settlement of equity awards	(2,067)	—
Repurchase of common stock	(1,821)	(1,737)
Repayment of notes payable	—	(194)
Proceeds from revolving credit facility	—	5,000
Payment of debt issuance costs	—	(89)
Net cash (used in) provided by financing activities	(353)	3,096
Effect of exchange rate changes on cash and cash equivalents	244	204
Net change in cash and cash equivalents	(6,598)	(12,526)
Cash and cash equivalents at beginning of period	34,813	29,530
Cash and cash equivalents at end of period	$28,215	$17,004
Supplemental disclosure of cash flow information
Cash paid for interest	$34	$30
Cash paid for taxes	12	190
Supplemental schedule of non-cash investing and financing activities
Business acquisitions holdback liability	1,438	—
Purchases of property and equipment financed by accounts payable	93	—
Net unrealized (losses) gains on available-for-sale investments	(4)	74

CONTROL4 CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

	Three Months Ended
	March 31,
	2017	2016
	(in thousands, except percentages and per share data)
Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	$25,176	$20,486
Stock-based compensation expense in cost of revenue	58	43
Amortization of intangible assets in cost of revenue	774	649
Acquisition-related costs in cost of revenue	27	652
Non-GAAP gross margin	$26,035	$21,830
Revenue	$50,235	$43,035
Gross margin percentage	50.1%	47.6%
Non-GAAP gross margin percentage	51.8%	50.7%

Reconciliation of Income (Loss) from Operations to Non-GAAP Income (Loss) from Operations:
Income (loss) from operations	$(1,832)	$(3,341)
Stock-based compensation expense	3,254	1,823
Amortization of intangible assets	1,230	934
Acquisition-related costs	130	982
Litigation settlements	—	400
Non-GAAP income (loss) from operations	$2,782	$798
Revenue	$50,235	$43,035
Operating margin percentage	(3.6)%	(7.8)%
Non-GAAP operating margin percentage	5.5%	1.9%

Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss):
Net income (loss)	$843	$6,639
Stock-based compensation expense	3,254	1,823
Amortization of intangible assets	1,230	934
Acquisition-related costs	(2,285)	(8,842)
Litigation settlements	—	400
Non-GAAP net income (loss) (1)	$3,042	$954
Non-GAAP net income (loss) (1) per common share:
Basic	$0.13	$0.04
Diluted	$0.12	$0.04
Weighted-average number of shares:
Basic	24,005	23,335
Diluted	25,657	23,986

(1) Excludes the calculated effect of non-GAAP adjustments on income tax expense of $0.5 million for the three months ended March 31, 2017

CONTACTS:

Investor Relations	Media
Mike Bishop	Brad Hintze
The Blueshirt Group	Control4
Tel: +1 415-217-4968	Tel: +1 801-619-4244
mike@blueshirtgroup.com	bhintze@control4.com

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Source: Control4